UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      December 4, 2006 (November 30, 2006)
                Date of Report (Date of earliest event reported)

                           INNOFONE.COM, INCORPORATED
             (Exact name of registrant as specified in its charter)

             Nevada                        0-31949                98-0202313
             ------                        -------                ----------
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
         incorporation)                                      Identification No.)

                           1431 Ocean Ave., Suite 1100
                             Santa Monica, CA 90401

          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

As previously disclosed on Innofone.com, Incorporated's ("Innofone" or the "Company") Form 8-K, dated November 16, 2006 (the "November 8-K"), on October 4, 2006, we filed a complaint in the United States District Court, Central District of California, -- (the "Complaint") against InfoWeapons, Inc. ("InfoWeapons") and Mr. Hughes ("Defendants") alleging that InfoWeapons and Mr. Hughes have failed to perform their obligations under that certain Agreement and Plan of Merger, dated August 16, 2006 (the "Merger Agreement") and that each had wrongfully misappropriated trade secrets of our Company. Under the terms of the Merger Agreement, which was executed on or about August 16, 2006 by the parties, we entered into a definitive agreement to acquire InfoWeapons and its assets (including but not limited to InfoWeapons' subsidiary InfoWeapons Corp.) with the only non-administrative outstanding item subsequent to execution being the delivery by InfoWeapons of its financial statements in accordance with US Generally Accepted Accounting Principles (GAAP). Despite our recent and repeated requests, InfoWeapons has failed to deliver its US GAAP financial statements as required by the Merger Agreement.

On November 16, 2006 the Company amended its Complaint to add two causes of action for 1) promissory estoppel on the Note and 2) declaratory relief on the Note. These claims were asserted because Defendants had taken the position that the Note was payable despite Mr. Hughes written notification to the Company on September 15, 2006 was to be extended indefinitely and the Company had accepted this extension in writing.

Since its filing, we have vigorously pursued prosecution of the Complaint demanding that InfoWeapons perform its obligations under the Merger Agreement and seeking approximately $20,000,000 in damages from Defendants.

In what the Company believes to be a reaction to our filing of the Complaint, on November 22, 2006, Mr. Hughes filed a separate action against Innofone and Mr. Alex Lightman, the Company's President and Chief Executive Officer (service of process occurred on November 30, 2006 against Lightman and occurred separately on December 1, 2006 on Innofone), in the State Court of Fulton County, state of Georgia (Case No. 2006ev001457d) alleging (i) breach of contract (against Innofone); (ii) common law fraud (against both Innofone and Mr. Lightman); (iii) negligent misrepresentation (against both Innofone and Mr. Lightman); (iv) securities fraud (against both Innofone and Mr. Lightman); and (v) violation of Georgia's RICO laws (against Mr. Lightman) ("Hughes Complaint"). Mr. Hughes's action includes allegations involving (i) the issuance of a promissory note in the principal amount of $2,000,000 by Innofone which were alleged as payable on the earlier of sixty (60) days from the issuance date or December 1, 2006, whichever was earlier or as was otherwise mutually agreed by the parties in writing (Innofone takes the position that on September 15, 2006, Mr. Hughes notified the Company in writing that the maturity date of the Note was to be extended indefinitely and that the Company subsequently accepted this extension in writing); and (ii) the sale of approximately 3,478,260 shares of the Company's common stock to Mr. Hughes for $4 million on or about April 27, 2006. The Hughes Complaint seeks punitive damages in the amount of $21,000,000.

The Company and Mr. Lightman strongly believe that the Hughes Complaint is wholly unmeritorious and procedurally flawed and contains many wholly false accusations and allegations. Just as the Company and Mr. Lightman will vigorously pursue its First Amended Complaint to enforce the Merger Agreement, as well as the other claims against Defendants, they will also vigorously challenge and defend against all claims contained in the Hughes Complaint.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

None.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                                INNOFONE.COM, INCORPORATED

                                        By:     /s/ Alex Lightman
                                                --------------------------------
                                                Chief Executive Officer and
                                                President

December 4, 2006

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